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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 16, 2004


                           CommerceFirst Bancorp, Inc.
             (Exact name of registrant as specified in its charter)


      Maryland                       333-91817                       52-2180744
(State or other jurisdiction  (Commission file number)             (IRS Employer
                                  of incorporation)                    Number)


                 1804 West Street, Suite 200, Annapolis MD 21401
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code: 410.280.6695

         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

         / / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.06  MATERIAL IMPAIRMENTS

         On September 16, 2004, the Board of Directors of CommerceFirst Bank (the "Bank"), the wholly owned subsidiary of CommerceFirst Bancorp, Inc. (the "Company"), authorized a provision for credit losses of $350 thousand. The provision relates to an aggregate of approximately $960 thousand of loans and other extensions of credit to a single borrower, which have become impaired as a result of unanticipated business reversals and cash flow problems in the customer's business. The loans are secured by liens on properties owned by the borrower's principal and the borrower's business assets, equipment and accounts receivable. The loans had previously been performing in accordance with their terms and had not been classified as potential problem loans.

         The estimated amount of the impairment of the loans is approximately $369 thousand. The estimate of the impairment is based upon the Bank's current evaluation of the realizable value of the Bank's interests in the real estate and equipment securing the loans, and the potential collectibility of the receivables securing the loans. The level of the provision made in connection with the loans reflects the amount necessary to maintain the allowance for loan losses at an adequate level, based upon the Bank's current analysis of losses inherent in its loan portfolio, with respect to loans held at August 31, 2004. The Bank is in the process of developing additional information with respect to the realizable value of the collateral, and developing a strategy for an orderly resolution of these credits. The ultimate amount of the impairment, and the potential losses to the Bank, may be higher or lower depending on the realizable value of the collateral. The Bank may be required to make additional provisions with respect to these loans if the realizable value of the collateral is less than presently estimated. The Bank may recognize a recovery of the provision if the realizable value is higher than anticipated.

         The Bank's out-of-pocket expenditures in connection with the resolution of the loans (including legal, accounting and forensic examination fees and expenses) are currently estimated at approximately $25, 000 to $30,000. The actual amount of such expenditures could vary, depending on the length of time, and number of hours of professional assistance required to finally resolve the loans, the nature of the proceedings in which the loans are resolved, and other factors not susceptible to precise estimation, and they could be higher or lower. Such costs are added to the balance of the outstanding loans and are subject to recovery if there is sufficient realizable value. The impairment charge was calculated based on this estimate of out-of-pocket expenditures.

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                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           COMMERCEFIRST BANCORP, INC.



                                           By:  /s/ Richard J. Morgan
                                              --------------------------------
                                              Richard J. Morgan, President,
                                              Chief Executive Officer

Dated: September 21, 2004